Exhibit 4.2

SUBSEQUENT TRANSFER INSTRUMENT

Pursuant to this Subsequent Transfer Instrument, dated December 16, 2005 (the “Instrument”), between Asset Backed Funding Corporation as seller (the “Depositor”), and Wells Fargo Bank, N.A. as trustee of the ABFC Asset-Backed Certificates, Series 2005-WMC1, as purchaser (the “Trustee”), and pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2005 (the “Pooling and Servicing Agreement”), among the Depositor, HomEq Servicing Corporation as Servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee in trust, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the “Subsequent Mortgage Loans”).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

Section 1.	Conveyance of Subsequent Mortgage Loans.

(a)          The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

(b)          The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Servicer as seller, to the extent of the Subsequent Mortgage Loans.

(c)	Additional terms of the sale are set forth on Attachment A hereto.
Section 2.	Representations and Warranties; Conditions Precedent.

(a)         The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.04 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

(b)          All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

Section 3.	Recordation of Instrument.

To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders’ expense on direction of the related

Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

Section 4.	Governing Law.

This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

Section 5.	Counterparts.

This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

Section 6.	Successors and Assigns.

This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

ASSET BACKED FUNDING CORPORATION

By:________________________________________

Name:

Title:

WELLS FARGO BANK, N.A., as Trustee for ABFC

Asset-Backed Certificates, Series 2005-WMC1

By:________________________________________

Name:

Title:

Attachments

A.	Additional terms of sale.
B.	Schedule of Subsequent Mortgage Loans.

ATTACHMENT A

ADDITIONAL TERMS OF SALE

A.	General
1.	Subsequent Cut-off Date: December 1, 2005
2.	Subsequent Transfer Date: December 16, 2005
3.	Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $2,358,942.41
4.	Purchase Price: 100.00%

B.            The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the following paragraphs and the accuracy of the following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 100.00%; (v) such Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 360 months; (vi) such Subsequent Mortgage Loan, if a Fixed Rate Mortgage Loan, shall have a Mortgage Rate that is not less than 4.800% or greater than 12.600%; (vii) such Subsequent Mortgage Loan shall have been serviced by the Servicer since origination or the date of purchase; (viii) such Subsequent Mortgage Loan must have a first payment date occurring on or before August 1, 2005 (ix) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Gross Margin not less than 4.000%; (x) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Maximum Mortgage Rate not less than 11.000%; (xi) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Minimum Mortgage Rate not less than 4.000% and (xii) such Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under “The Originator: Underwriting Guidelines” in the Prospectus Supplement.

C.           Following the purchase of any Subsequent Group 1 Mortgage Loan by the Trust, the Group 1 Mortgage Loans (including such Subsequent Group 1 Mortgage Loans) will as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 6.000% and not more than 12.500%; (iii) have a Loan-to-Value Ratio of not more than 100.00%; (iv) have no Mortgage Loan with a principal balance which does not conform to Fannie Mae and Freddie Mac principal balance guidelines; (v) have a FICO score of not less than 500. In addition, the Adjustable Rate Group 1 Mortgage Loans will as of the Subsequent Cut-off Date have a Gross Margin not less than 6.000% by aggregate principal balance of the Adjustable Rate Group 1 Mortgage Loans. For purposes of the calculations described in this paragraph, percentages of the Group 1 Mortgage Loans will be based on the Principal Balance of the Closing Date Group 1 Mortgage Loans as of the Cut-off Date and the Principal Balance of the Subsequent Group 1 Mortgage Loans as of the related Subsequent Cut-off Date.

D.           Following the purchase of any Subsequent Group 2 Mortgage Loan by the Trust, the Group 2 Mortgage Loans (including such Subsequent Group 2 Mortgage Loans) will as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 5.000% and not more than 13.000%; (iii) have a Loan-to-Value Ratio of not more than 100.00%; (iv) have no Mortgage Loan with a principal balance in excess of $999,999; (v) have a FICO score of not less than 500. In addition, the Adjustable Rate Group 2 Mortgage Loans will have a Gross Margin not less than 4.000% by aggregate principal balance of the Adjustable Rate Group 2 Mortgage Loans. For purposes of the calculations described in this paragraph, percentages of the Group 2 Mortgage Loans will be based on the Principal Balance of the Closing Date Group 2 Mortgage Loans as of the Cut-off Date and the Principal Balance of the Subsequent Group 2 Mortgage Loans as of the related Subsequent Cut-off Date.

E.            Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by (i) the NIMs Insurer, if any, or (ii) any Rating Agency if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Certificates.

ATTACHMENT B

SCHEDULE OF SUBSEQUENT MORTGAGE LOANS

Loanid            Homeq Loanid         Name           Status                 COBAL             OBAL             RATE         ORATE
---------         -------------     ---------      ------------           ------------      ------------      -------      --------
11229628            323889469                       Prefunding             518,566.94         520,000.00       6.375         6.375
11210342            323867499                       Prefunding             372,105.62         374,000.00        6.99          6.99
11207965            323864330                       Prefunding             108,426.24         108,800.00       9.625         9.625
11195049            323850545                       Prefunding              42,645.61          42,750.00       10.49             0
11210483            323867796                       Prefunding              26,918.56          27,000.00       10.25             0
11200520            323855650                       Prefunding             385,046.98         386,000.00       6.775         6.775
11165520            323839639                       Prefunding             337,500.00         337,500.00        6.25          6.25
11193724            323849489                       Prefunding             457,469.17         459,000.00        6.25          6.25
11188464            323846378                       Prefunding              68,776.25          69,000.00         9.9             0
11217248            323877548                       Prefunding              41,487.04          41,600.00        9.99             0

Loanid                PANDI          OTERM        CORTERM        FPDATE         NDDATE         S_MATDATE      Original Combined LTV
---------          -----------      --------      --------     ----------     -----------     ------------    ---------------------
11229628            2,998.19          360           354         7/1/2005       10/1/2005         6/1/2035               80
11210342            2,485.72          360           354         7/1/2005       12/1/2005         6/1/2035               85
11207965              924.79          360           353         6/1/2005       11/1/2005         5/1/2035               85
11195049              390.73          180           174         7/1/2005       12/1/2005         6/1/2020               95
11210483              241.95          180           173         6/1/2005       12/1/2005         5/1/2020              100
11200520            2,335.90          360           354         7/1/2005       12/1/2005         6/1/2035            89.98
11165520            1,757.81          360           353         6/1/2005        1/1/2006         5/1/2035               90
11193724            2,605.92          360           353         6/1/2005       12/1/2005         5/1/2035               90
11188464              600.43          180           173         6/1/2005       12/1/2005         5/1/2020              100
11217248              364.76          180           174         7/1/2005       10/1/2005         6/1/2020              100

Loanid          Combined LTV w SS        OAPPVAL            LAPPVAL          SALESPRICE             LIEN         PURPOSE
---------       ------------------   -------------        -----------       -----------           --------     -----------
11229628               100            650,000.00           650,000.00            0                    1         Purchase
11210342                85            440,000.00           440,000.00            0                    1         C/O Refi
11207965                85            128,000.00           128,000.00            0                    1         Purchase
11195049                95            285,000.00           285,000.00            0                    2         C/O Refi
11210483               100            135,000.00           135,000.00            0                    2         Purchase
11200520             89.98            429,000.00           429,000.00            0                    1         C/O Refi
11165520                90            375,000.00           375,000.00            0                    1         Purchase
11193724                90            510,000.00           510,000.00            0                    1         C/O Refi
11188464               100            345,000.00           345,000.00            0                    2         Purchase
11217248               100            208,000.00           208,000.00            0                    2         Purchase

Loanid                  CITY               STATE            ZIP          FICO            PROPTYPE                         OCC
---------           -------------         -------        ---------      ------    ----------------------------          ---------
11229628            SANTA MARIA             CA             93454         588      PUD single family( Detached)           Primary
11210342            BARRINGTON              NH              3825         571      Single family detached                 Primary
11207965            PEARL                   MS             39208         520      Single family detached                 Primary
11195049            ROMEOVILLE              IL             60446         612      PUD single family( Detached)           Primary
11210483            WILMINGTON              DE             19801         615      Single family detached                 Primary
11200520            CORONA                  CA             92882         554      Single family detached                 Primary
11165520            WHITTIER                CA             90606         685      Single family detached                 Primary
11193724            RIVERSIDE               CA             92508         555      Single family detached                 Primary
11188464            LOS ANGELES             CA             90011         690      Duplex                                 Primary
11217248            Dallas                  TX             75227         618      PUD single family( Detached)           Primary

Loanid              DOC                                             PRODTYPE                            INDEX                DTI
----------          --------------------------------------          --------------------------        ---------            --------
11229628            Full-alt ( 24 Months Bank Statements)           2/28 6 ML 30/40 BALLOON             6ML                 55.75
11210342            Limited ( 12 Months Bank Statements)            2/28 6 ML                           6ML                 48.87
11207965            Full ( w2 & Tax  Returns)                       2/28 6 ML                           6ML                 49.11
11195049            Streamlined - Stated ( PITI Verified)           15/30 BALLOON                       FIX                 49.45
11210483            Full ( w2 & Tax  Returns)                       15/30 BALLOON                       FIX                 30.47
11200520            Full ( w2 & Tax  Returns)                       2/28 6 ML 30/40 BALLOON             6ML                 51.44
11165520            Stated ( Stated/Stated )                        2/28 6 ML with 5 yr IO              6ML                 39.08
11193724            Full ( w2 & Tax  Returns)                       2/28 6 ML 30/40 BALLOON             6ML                 54.29
11188464            Streamlined - Stated ( PITI Verified)           15/30 BALLOON                       FIX                 46.26
11217248            Full ( w2 & Tax  Returns)                       15/30 BALLOON                       FIX                 34.32

Loanid             CONRTRDATE            MARGIN           CEILING         COROLLTERM          CAPINT            CAPINI       PRFRQ
---------         -------------        ---------        -----------       -----------        --------        -----------   --------
11229628            6/1/2007               5.5            12.875              18                 1                 3           6
11210342            6/1/2007               6.5             13.49              18                 1                 3           6
11207965            5/1/2007                 8            16.125              17                 1                 3           6
11195049           00/00/0000                0                 0               0                 0                 0           0
11210483           00/00/0000                0                 0               0                 0                 0           0
11200520            6/1/2007              6.75            13.275              18                 1                 3           6
11165520            5/1/2007             7.125             12.75              17                 1                 3           6
11193724            5/1/2007                 6             12.75              17                 1               1.5           6
11188464           00/00/0000                0                 0               0                 0                 0           0
11217248           00/00/0000                0                 0               0                 0                 0           0

Loanid              RTRFRQ        SERVICER     FLOOR      NEGAM            ARMTYPE           IO          IOTERM            SVCFEE
---------         ----------     ---------    ------    --------          ----------      -------       --------          --------
11229628              6            Homeq                  6.375               24             N              0                0
11210342              6            Homeq                   6.99               24             N              0                0
11207965              6            Homeq                  9.625               24             N              0                0
11195049              0            Homeq                      0                0             N              0                0
11210483              0            Homeq                      0                0             N              0                0
11200520              6            Homeq                  6.775               24             N              0                0
11165520              6            Homeq                   6.25               24             Y             60                0
11193724              6            Homeq                   6.25               24             N              0                0
11188464              0            Homeq                      0                0             N              0                0
11217248              0            Homeq                      0                0             N              0                0

Loanid               OPANDI        Group Split
----------         -----------     -----------
11229628            2,998.19           2
11210342            2,485.72           2
11207965              924.79           1
11195049              390.73           1
11210483              241.95           1
11200520            2,335.90           2
11165520            1,757.81           2
11193724            2,605.92           2
11188464              600.43           2
11217248              364.76           2